UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2017

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32833	41-2101738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 East 9th Street, Suite 3000, Cleveland, Ohio	44114
(Address of principal executive offices)	(Zip Code)

(216) 706-2960

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants’ under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 22, 2017, TransDigm Inc. (“TransDigm”), a wholly-owned subsidiary of TransDigm Group Incorporated (“TD Group”), TD Group and certain subsidiaries of TransDigm entered into Amendment No. 3 and Incremental Term Loan Assumption Agreement (the “Amendment”) to that certain Second Amended and Restated Credit Agreement, dated June 4, 2014 (as amended by Amendment No. 1 to the Second Amended and Restated Credit Agreement, dated June 9, 2016, Amendment No. 2 to the Second Amended and Restated Credit Agreement, dated March 6, 2017, and as further amended by the Amendment, the “Credit Agreement”), with Credit Suisse AG, as administrative agent and collateral agent (the “Agent”), and the other agents and lenders named therein. Pursuant to the Amendment, TransDigm, among other things, incurred new tranche G term loans (the “Tranche G Term Loans”) in an aggregate principal amount equal to $1,819 million and repaid in full all of the tranche C term loans outstanding under the Credit Agreement. The Tranche G Term Loans were fully drawn on August 22, 2017. The Tranche G Term Loans mature on August 22, 2024. The terms and conditions (other than maturity date) that apply to the Tranche G Term Loans, including pricing, are substantially the same as the terms and conditions that apply to the tranche C term loans immediately prior to the Amendment to the Credit Agreement.

The amendment also permits (a) payment of a special dividend, share repurchase, or combination thereof, in an aggregate amount up to $1,262 million over the next 60 days, and (b) certain additional restricted payments, including to declare or pay dividends or repurchase stock, in an aggregate amount not to exceed $1,500 million over the next twelve months. If any portion of the $1,500 million is not used for dividends or share repurchases over the next twelve months, such amount (not to exceed $500 million) may be used to repurchase stock at any time thereafter.

The lenders and agents or their affiliates under the Amendment to the Credit Agreement have in the past provided, and may in the future provide, advisory and other services to, or engage in transactions with, TransDigm and TD Group and receive customary compensation therefor.

The above summary of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as 10.1, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 23, 2017, TD Group issued a press release (the “Press Release”) announcing that TD Group’s board of directors authorized and declared a one-time special cash dividend of $22.00 on each outstanding share of common stock and cash dividend equivalent payments on options granted under its stock option plans. The record date for the special dividend is September 5, 2017, and the payment date for the dividend is September 12, 2017. The Press Release also announced TransDigm Inc.’s receipt of funding of the $1,819 million term loan described above. A copy of the Press Release is furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 on Form 8-K and in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

10.1	Amendment No. 3 and Incremental Term Loan Assumption Agreement, dated as of August 22, 2017, to the Second Amended and Restated Credit Agreement, dated as of June 4, 2014, among TransDigm Inc., TransDigm Group Incorporated, each subsidiary of TransDigm Inc. party thereto, the lenders party thereto, and Credit Suisse AG, as administrative agent and collateral agent for the lenders.

99.1	Press Release dated August 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSDIGM GROUP INCORPORATED

By:	/s/ Terrance Paradie
Terrance Paradie
Executive Vice President and Chief Financial Officer

Date: August 24, 2017

Exhibit No.	Description

10.1	Amendment No. 3 and Incremental Term Loan Assumption Agreement, dated as of August 22, 2017, to the Second Amended and Restated Credit Agreement, dated as of June 4, 2014, among TransDigm Inc., TransDigm Group Incorporated, each subsidiary of TransDigm Inc. party thereto, the lenders party thereto, and Credit Suisse AG, as administrative agent and collateral agent for the lenders.

99.1	Press Release dated August 23, 2017